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Exhibit 32.2

Statement of Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code

        Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Pete A. Meyers, the Chief Financial Officer and Treasurer of TetraLogic Pharmaceuticals Corporation (the "Company"), hereby certifies that based on the undersigned's knowledge:

  1)
  The Company's annual report on Form 10-K for the period ended December 31, 2013 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 19, 2014	/s/ PETE A. MEYERS Pete A. Meyers Chief Financial Officer and Treasurer

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  Exhibit 32.2
Statement of Chief Financial Officer Pursuant to Section 1350 of Title 18 of the United States Code